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                                                                    EXHIBIT 10.9
                                  CERTEGY INC.

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            EFFECTIVE JUNE ___, 2001


                              ARTICLE I. PURPOSE

    The purpose of this Plan is to promote the interest of Certegy Inc. and its Subsidiaries by granting Options to Non-Employee Directors in order:

  (1) to attract and retain Non-Employee Directors,

  (2) to provide Non-Employee Directors with long-term financial incentives to increase the value of Equifax, and

  (3) to provide each Non-Employee Director with a stake in the future of Certegy Inc. which corresponds to the stake of each of the Company's shareowners.

                 ARTICLE II. DEFINITIONS AND GENDER AND NUMBER

     2.1  Definitions.  Each term set forth in this Article II shall have the
          -----------
respective meaning Set forth opposite such term for purposes of this Plan, and when the defined meaning is intended the term is capitalized.

       (a) "Agreement" means a written agreement, substantially in the form attached hereto as Exhibit A, which sets forth the Option Price and other terms and conditions with respect to an Option granted to a Non-Employee Director under this Plan.

       (b)  "Board" means the Board of Directors of Certegy Inc.

       (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (d)  "Company" means Certegy Inc., a Georgia corporation.

       (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

       (f) "Fair Market Value" means, on any given date, the closing price of a share of Stock as reported on the New York Stock Exchange composite tape on such day or, if the Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the share of Stock was traded on such exchange.
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       (g)  "Non-Employee Director" means a member of the Board who is not an officer or employee of the Company or its affiliates.

       (h) "Option" means an option granted under this Plan to purchase Stock, which shall constitute a nonqualified or nonstatutory stock option and not an incentive stock option under Code Section 422.

       (i) "Option Price" means the price (determined in accordance with Section 6.2) which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

       (j) "Plan" means this Certegy Inc. Non-Employee Director Stock Option Plan as effective June ___, 2001, and as thereafter amended from time to time.

       (k)  "Stock" means the $ .01 par value common stock of the Company.

     2.2  Gender and Number.  Unless the context clearly requires otherwise, the
          -----------------
masculine pronoun whenever used shall include the feminine and neuter pronouns, the singular shall include the plural and the plural shall include the singular.

                   ARTICLE III. SHARES SUBJECT TO OPTIONS

  The aggregate number of shares of Stock with respect to which the grant of Options (collectively referred to as "Grants" in this Article III) may be made shall not exceed 200,000 shares of Stock (as adjusted in accordance with Article X whenever such an adjustment is called for). Any shares of Stock subject to a Grant after the exchange, cancellation, forfeiture or expiration of such Grant thereafter shall again become available for use under this Article III as if such shares of Stock had never been subject to a Grant.

                         ARTICLE IV. EFFECTIVE DATE

  The effective date of this Plan shall be the date it was approved by the Board, June ___, 2001. The Plan was approved by Equifax Inc., as the Company's sole shareholder, on June ___, 2001.

                           ARTICLE V. ELIGIBILITY

  Only Non-Employee Directors shall be eligible for the grant of Options under this Plan.

                            ARTICLE VI. OPTIONS

     6.1  Initial Grant of Options.  Each Non-Employee Director serving in such
          ------------------------
capacity on the day following the date of the distribution of the Company's common stock to the shareholders of Equifax Inc. shall be granted an option to purchase 2,000 shares of Stock. Each

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person who first becomes a Non-Employee Director after such date shall be granted an option to purchase 2,000 shares of Stock on the date that he or she became a Non-Employee Director.

     6.2  Grant of Options. Subject to the terms and conditions of this Plan, on
          ----------------
the day following each annual meeting of the shareholders of the Company occurring after the effective date of this Plan, each Non-Employee Director serving on such date shall receive an Option to purchase 2,000 shares of Stock. Each grant of an Option shall be evidenced by and subject to an Agreement.

     6.3  Option Price; Form of Payment. The Option Price for each share of
          -----------------------------
Stock subject to an Option shall be the greater of (i) the par value of a share of Stock, or (ii) the Fair Market Value of a share of Stock on the date the Option is granted. Payment of the Option Price may be made in any one or more of the following ways: (a) in cash, or (b) in cash by a broker-dealer acceptable to the Company to whom the Non-Employee Director has submitted an irrevocable notice of exercise, or (c) by delivery to the Company of previously-owned shares of Stock which the Non-Employee Director has held for at least six months prior to the date of exercise, and which have a Fair Market Value as of the date of exercise.

     6.4  Option Period. Each Option granted under this Plan shall be
          -------------
exercisable at such time or times as set forth in the Agreement, and each Option shall expire automatically on the earliest of (i) the date such Option is exercised in full, or (ii) the date such Option expires in accordance with the Agreement.

                      ARTICLE VII. NONTRANSFERABILITY

     No Option granted under this Plan shall be transferable by a Non-Employee Director other than by will, by the applicable laws of descent and distribution (including such beneficiary designations as may be made in accordance with the Agreement) or pursuant to a qualified domestic relations order as defined by the Code, and such Option shall be exercisable during a Non-Employee Director's lifetime only by the Non-Employee Director or such qualified transferee. Any such qualified transferee shall be treated as the Non-Employee Director only to the extent that the Non-Employee Director's rights under such Option are properly transferred to such person as provided above.

                      ARTICLE VIII. STOCK RESTRICTIONS

     The Company shall have the right under this Plan to restrict or otherwise delay the issuance of any shares of Stock purchased or paid under this Plan until the requirements of any applicable laws or regulations and any stock exchange requirements have been in the Company's judgment satisfied in full. Furthermore, any shares of Stock which are issued as a result of purchases or payments made under this Plan shall be issued subject to such restrictions and conditions on resale and any other disposition as the Company shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.

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                          ARTICLE IX. LIFE OF PLAN

     This Plan shall terminate automatically on the second day following our 2010 annual meeting of shareholders. At any time prior to such automatic termination date, the Board may terminate the Plan. No Option shall be granted under this Plan after the date this Plan terminates. However, with respect to any Options which are outstanding on the Plan's termination date, the applicable terms of the Plan and the Agreement shall survive the termination until such Options have been exercised in full, forfeited in full or otherwise completely expired.

                           ARTICLE X. ADJUSTMENT

     The number of shares of Stock subject to Options granted under this Plan (and the related Option Prices) shall be administratively adjusted (in a manner which does not constitute a "modification," "extension" or "renewal" as those terms are used under Code Section 424(h)) to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the number of shares of Stock under Article III of this Plan and the number of shares subject to Options granted under this Plan (and the related Option Prices) shall be administratively adjusted (in a manner which satisfies the requirements of Code
Section 424(a)) in the event of any corporate transaction described in Code
Section 424(a) which provides for the substitution or assumption of such Options. If any adjustment under this Article X would create a fractional share of stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number of shares of stock subject to any Options granted under this Plan shall be the next lower whole number of shares of Stock, rounding all fractions downward. Any adjustment made under this Article X shall be conclusive and binding on all affected persons.

                     ARTICLE XI. SALE OR MERGER OF EQUIFAX

     If the Company agrees to sell substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan, each outstanding Option shall be cancelled in exchange for the same consideration each Non-Employee Director otherwise would receive as a shareholder of the Company in connection with such sale or other corporate transaction if he had the right to exercise his Option in full under this Plan for shares of Stock immediately before such sale or other transaction and he exercised that right. The number of shares of Stock subject to an Option which each Non-Employee Director shall be deemed to have a right to receive upon such exercise shall be determined by dividing the excess of the Fair Market Value of the shares of Stock subject to his Option immediately before such sale or other corporate transaction over the Option Price for such shares by the Fair Market Value of a share of Stock immediately before the consummation of such sale or other corporate transaction. If any calculation under this Article XI results in a fractional share of Stock, such fractional share shall be paid in cash.

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          ARTICLE XII. ADMINISTRATION, AMENDMENTS AND TERMINATION

     12.1  General.  Amendments with respect to this Plan shall be accomplished
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pursuant to authority and procedures established and in effect from time to time through resolutions adopted by the Board; provided, however, that this Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder; provided further, this Plan may not be amended with respect to the number of shares subject to an Option granted to a Non-Employee Director, Option Price or method for determining Fair Market Value of shares of Stock, and the timing of awards. Amendments to this Plan may be made by the Board without the approval of the shareholders of the Company.

     12.2  Acceleration.  Notwithstanding any other provision of this Plan, the
           ------------
Board may, in its discretion, accelerate the time at which any Option may be exercised, but only in the event of the death, retirement or disability of a Non-Employee Director or a change in control of the Company. For purposes of this Plan, "retirement" means termination of service as a director on the Board after age 55 and completion of five years of service as a director. "Disability" means permanently and totally disabled as defined in Code Section 22(e)(3). A "change in control of the Company" means the occurrence of any of the following events:

       (a) Voting Stock Accumulations. The accumulation by any Person of
           --------------------------
     Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's Voting Stock; provided that for purposes of this Section, a Change in Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company's Voting Stock results from any acquisition of Voting Stock (1) directly from the Company that is approved by the Incumbent Board, (2) by the Company, (3) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (4) by any Person pursuant to a Business Combination that complies with all of the provisions of the clauses (1) (2) and (3) of subparagraph (b) below; or

       (b) Business Combinations. Consummation of a Business Combination,
           ---------------------
     unless, immediately following that Business Combination, (1) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (2) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that

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     entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (3) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for that Business Combination; or

       (c) Sale of Assets. A sale or other disposition of all or substantially
           --------------
     all of the assets of the Company; or

       (d) Liquidations or Dissolutions. Approval by the shareholders of the
           ----------------------------
     Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with all of the clauses
     (1) (2) and (3) of subparagraph (b) above.

For purposes of this Section, the following definitions will apply:

       (i) "Beneficial Ownership" means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

       (ii) "Business Combination" means a reorganization, merger or consolidation of the Company.

       (iii) "Eighty Percent (80%) Subsidiary" means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

       (iv) "Exchange Act" means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

       (v) "Incumbent Board" means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board of Directors as of the date of Grant, or (b) members who become members of the Company's Board of Directors subsequent to the date of Grant whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

       (vi) "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act).

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       (vii) "Voting Stock" means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity's Board of Directors.

                        ARTICLE XIII. MISCELLANEOUS

     13.1  Construction.  This Plan and each agreement under this Plan will be
           ------------
governed and construed in accordance with the laws of the State of Georgia.

     13.2  Term of Service with Board. The granting of an Option to a Non-
           --------------------------
Employee Director under this Plan will not obligate the Company or any of its affiliates to provide that Non-Employee Director upon the termination of his or her service on the Board with any benefit whatsoever except as provided under the Agreement.

     13.3  Income Tax Withholding.  To satisfy any tax withholding payments that
           ----------------------
become necessary as the result of an exercise of an option under this Plan, the Agreement may provide that the Non-Employee Director will be entitled to satisfy
such withholding payments in any one or more of the following ways:   (a) by
cash payment to the Company, or (b) by cash payment by a broker-dealer acceptable to the Company to whom the Non-Employee Director has submitted an irrevocable notice of exercise, or (c) by delivery to the Company of previously-owned shares of Stock which the Non-Employee Director has held for at least six months prior to the date of delivery, and which have a Fair Market Value as of the date on which the withholding obligation arose that is not less than the amount of the withholding obligation, or (d) by authorizing the Company to withhold shares of Stock which would otherwise be delivered to the Non-Employee Director upon exercise of the option, and which have a Fair Market Value as of the date on which the withholding obligation arose that is not less than the amount of the withholding obligation.

     13.4  No Shareholder Rights. No Non-Employee Director will have any rights
           ---------------------
as a shareholder of the Company as a result of the grant of an Option to him under this Plan or his exercise of such Option pending the actual delivery of Stock to him as a result of such exercise, and his rights upon such delivery shall be prospective only.

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

                                  CERTEGY INC.

                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT


  Number of Shares:   _______________________

  Option Price:      $_______________________

  Option Grant Date:  _______________________

  Expiration Date:    _______________________

CERTEGY INC. (the "Company"), a Georgia corporation, in accordance with the Certegy Inc. Non-Employee Director Stock Option Plan, as may be amended from time to time (the "Plan"), hereby grants a Nonqualified Stock Option ("Option") to the Optionee named above to purchase from the Company the above stated number of shares of the Company common stock, $ .01 par value ("Stock"), at an option price per share ("Option Price") as stated above. This Option is subject to the terms and conditions contained in this Agreement and to the further terms and conditions set forth in the Plan. This Option is granted effective as of the Option Grant Date stated above and shall expire on the Expiration Date stated above, subject to any earlier exchange, cancellation, forfeiture, expiration or extension under Section 3 of this Agreement or the provisions of the Plan.

    1. General. The terms and conditions of this Agreement constitute a part of
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the Certegy Inc. Non-Employee Director Stock Option Plan and apply to each
Option granted under the Plan.

    2. Date Exercisable.
       ----------------

       (a) An Option shall first become exercisable as to one hundred percent (100%) of the shares of Stock subject to this Option on the first anniversary of the Grant Date; provided, however, that an Option shall become immediately exercisable as to all of the shares of Stock subject to the Option upon the occurrence of one of the events described in Section 2(d) or clauses (i), (ii) or (iii) of Section 3(a).

       (b) Once it has become exercisable, an Option will continue to be exercisable at any time in whole or in part (but if in part, in an amount equal to at least 100 shares or, if less, the number of shares remaining to be exercised under the Option) on any business day of the Company before the date such Option expires under Section 3 of this Agreement.

       (c) If Optionee is subject to minimum stock ownership guidelines as may be in effect form time to time, and if upon Optionee's election to exercise his/her stock option(s) Optionee has not satisfied the stock ownership guidelines then in effect, then Optionee will be precluded from using the Company's cashless exercise program. In that

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    event, any exercisable Options may be exercised through the payment of cash or cash equivalent or by tendering previously owned shares of Company stock.

       (d) If a Change in Control of the Company occurs while Optionee is serving on the Board, then the Option will become immediately exercisable with respect to that portion of the Number of Shares with respect to which the Option has not yet been exercised or is not yet exercisable (the "Unexercised Portion").

    3. Expiration. An Option shall expire and, except as otherwise noted,
       ----------
Optionee shall have no further rights under this Agreement, upon the earlier of:

       (a) subject to extension under Section 3(c), the last day of the 36-month period which begins on the date when Optionee terminates his service on the Board by reason of (i) death, ( i) disability, or (iii) retirement, which shall mean termination of service on the Board after the Optionee has reached age 55 and completed at least five years of service as a director on the Board;

       (b) the date on which Optionee (i) resigns from or is not re-elected to the Board prior to being eligible for retirement under clause (iii) of
    Section 3(a); (ii) resigns for the purpose of accepting, or retires and subsequently accepts, a directorship or employment, or becomes associated with, employed by or renders service to, or owns an interest in (other than as a shareholder with a less than 5% interest in a publicly traded company) any business that is competitive with the Company of any of its affiliates or with any other business in which the Company or any of its affiliates have a substantial direct or indirect interest; or (iii) resigns as a result of an interest or affiliation that would prohibit continued service as a director;

       (c) if Optionee terminates service on the Board under the conditions described under Section 3(a) and at his death the Option is exercisable as to any number of shares of Stock, the last day of the 6-month period which begins on the date of Optionee's death, notwithstanding any earlier expiration of the Option that may otherwise be provided under this Agreement; or

       (d) if Optionee's service on the Board terminates after the Date on which a Change in Control occurs, other than as a result of any events described in clauses (ii) or (iii) of Section 3(b) above, then Optionee may exercise the Unexercised Portion until the last day of the sixty (60) month period following the termination of Optionee's service on the Board, notwithstanding any earlier expiration of the Option that may otherwise be provided under this Agreement;

       (e) the date the Option has been exercised in full; or

       (f) subject to extension under Sections 3(c) and 3(d), one day after the expiration of the 5-year period which begins on the Option Grant Date.

    4. Method of Exercise. An Option may be exercised by properly completing and
       ------------------
actually delivering the applicable Notice of Exercise form to the Company, together with payment in full of the Option Price for the shares of Stock the Optionee desires to purchase

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through such exercise. Payment of the Option Price may be made in any one or more of the following ways: (a) in cash, or (b) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, or (c) by delivery to the Company of previously-owned shares of Stock which the Optionee has held for at least six months prior to the date of exercise, and which have a Fair Market Value as of the date of exercise that is not less than the Option Price.

    5. Effective Date of Exercise. An exercise shall be effective on the date a
       --------------------------
properly completed Notice of Exercise form, together with payment of the Option Price, actually is delivered to and accepted by the Executive Compensation Department at the Company headquarters.

    6. Nontransferable.  No rights granted under this Agreement shall be
       ---------------
transferable by Optionee during Optionee's lifetime, and such rights shall be exercisable during Optionee's lifetime only by Optionee, except that Optionee's rights under this Agreement may be transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.

    7. Stockholder Status.  Optionee shall have no rights as a stockholder with
       ------------------
respect to any shares of Stock under an Option before the date such shares have been duly issued to Optionee and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan.

    8. Other Laws. The Company shall have the right to refuse to issue or
       ----------
transfer any shares of Stock under an Option if the Company, acting in its absolute discretion, determines that the issuance of transfer of such shares might violate any applicable law or regulation or cause any violation under
Section 16(b) of the Securities Exchange Act of 1934, and any payment tendered in such event to exercise this Option shall be promptly refunded to Optionee.

    9. Exercise Restrictions. The Company shall have the right to restrict or
       ---------------------
otherwise delay the issuance of any shares of Stock purchased or paid for under this Agreement until the requirements of any applicable laws or regulations and any stock exchange requirements have been in the Company's judgment satisfied in full. Furthermore, any shares of Stock which are issued as result of purchases or payments made under this Agreement shall be issued subject to such restrictions and conditions on resale and on any other transfer or disposition as the Company shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.

    10. Taxes. If any tax withholding payments become necessary as the result of
        -----
an exercise of an option under this Agreement, Optionee may satisfy these withholding payments by doing any one or more of the following: (a) by making cash payment to the Company, or (b) by making cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, or (c) by delivering to the Company previously-owned shares of Stock which the Optionee has held for at least six months prior to the date of delivery, and which have a Fair Market Value as of the date on which the withholding obligation arose that is not less than the amount of the withholding obligation, or (d) by authorizing the

Company to withhold shares of Stock which would otherwise be delivered to the Optionee upon exercise of the option, and which have a Fair Market Value as of the date on which the withholding obligation arose that is not less than the amount of the withholding obligation.

    11.  Amendment.  Optionee's rights under this Agreement can be modified,
         ---------
suspended or canceled in accordance with the terms of the Plan. However, the provisions of the Plan and the Agreement may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. This Agreement may not be amended with respect to the amount, Option Price or method for determining Fair Market Value of shares of Stock, and the timing of awards.

    12.  Miscellaneous.
         -------------
        (a) This Agreement shall be subject to the provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference, and unless defined in this Agreement, any capitalized terms shall have the same meaning assigned to those terms under the Plan.

        (b) The Plan and this Agreement shall be governed by and construed under the laws of the State of Georgia.

        (c) The exercise of this Option shall not be effected by the exercise or non-exercise of any other option that may be granted under any other plan or arrangement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Optionee has affixed his signature below.


CERTEGY INC.



By:
   -------------------------------
   Name:
   Title:


OPTIONEE:



-----------------------------

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